UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 22, 2004

CTI Molecular Imaging, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-49867	62-1377363

(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification Number)

810 Innovation Drive, Knoxville, TN	37932

(Address of Principal Executive Offices)	(Zip Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURES

INTRODUCTORY NOTE

     Any “Forward-Looking Statements” in this Current Report on Form 8-K as to future results of operations and financial projections reflect the Company’s views, but are necessarily subject to risks and uncertainties and no assurances can be given that such expressed or implied results will be achieved. A more complete expression of these risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”), and you are encouraged to review these filings, of which the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q may be of particular interest.

Item 5. Other Events.

     The purpose of this filing is to correct a non-material typesetting error appearing in the Annual Report on Form 10-K of CTI Molecular Imaging, Inc., a Delaware corporation (the “Company”) for the fiscal year ended September 30, 2003, as originally filed with the Securities and Exchange Commission on December 23, 2003.

     The error in question appears in a table in Note 5 (Commitments and Contingencies) to the Company’s audited financial statements; the table appears on page F-14 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003. Together with its introductory text, the table properly should have read:

Future minimum payments, by year and in the aggregate, under non-cancelable operating leases with initial or remaining terms of one year or more consist of the following at September 30, 2003:

2004	$10,038
2005	5,553
2006	3,077
2007	1,787
2008	1,506
Thereafter	3,743
Total minimum lease payments	$25,704

1

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI MOLECULAR IMAGING, INC.

By: /s/ David N. Gill

David N. Gill Senior Vice President and Chief Financial Officer

Date: January 22, 2004

2